For     the    fiscal    year    ended:    9/30/99
Series 1
File number: 811-7343
                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected Pursuant  to  Rule
10f-3

I.

1.   Name of Issuer
     InsWeb

2.   Date of Purchase
      7/22/99

3.   Number of Securities Purchased
       16,300

4.   Dollar Amount of Purchase
       $277,100

5.   Price Per Unit
       $17.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
      Goldman, Sachs & Co., Robertson,
     Stephens & Company, Tucker Anthony

7.   Other members of the Underwriting Syndicate:

     [Not available]












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